Exhibit 3

CAMPBELL SOUP COMPANY

BY-LAWS

EFFECTIVE JUNE 11, 2014

CAMPBELL SOUP COMPANY

BY-LAWS

ARTICLE I.

Stockholders

Section 1. The annual meeting of the stockholders of the Corporation shall be held at the principal office of the Corporation in New Jersey, or at such other place, within or without New Jersey, as may from time to time be designated by the Board of Directors and stated in the notice of the meeting, and on a date and at such time as may be fixed by the Board of Directors, for the purpose of electing directors of the Corporation, and for the transaction of such other business as may properly be brought before the meeting

Section 2. Special meetings of the stockholders shall be held at the principal office of the Corporation in New Jersey, or at such other place, within or without New Jersey, as may from time to time be designated by the Board of Directors and stated in the notice of the meeting, upon the call of the Chairman of the Board or of the President, or upon the call of a majority of the members of the Board of Directors, and shall be called upon the written request of stockholders of record holding a majority of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting.

Section 3. Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten but not more than sixty calendar days before the meeting to each stockholder of record entitled to vote at the meeting.

Section 4. The holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If there be no such quorum present, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum. Once a quorum is established, the stockholders present in person or by proxy may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. The Board of Directors shall in advance of each meeting of stockholders appoint one or more inspectors of election, to act unless the performance of the inspector’s function shall be unanimously waived by the stockholders present in person or represented by proxy at such meeting. Each inspector, before entering upon the discharge of his duties, shall first take and subscribe an oath or affirmation to execute the duties of inspector as prescribed by law at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall take charge of the polls and shall make a certificate of the results of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

Section 6. All meetings of the stockholders shall be presided over by the Chairman of the Board, or if he shall not be present, by the Vice Chairman of the Board. If neither the Chairman of the Board nor the Vice Chairman of the Board shall be present, such meeting shall be presided over by the President. If none of the Chairman of the Board, the Vice Chairman of the Board and the President shall be present, such meeting shall be presided over by a Vice President, or if none shall be present, then by a Chairman to be elected by the holders of a majority of the shares present or represented at the meeting.

The Secretary of the Corporation, or if he is not present, an Assistant Secretary of the Corporation, if present, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, then the Chairman shall appoint a Secretary of the meeting.

Section 7. The Board of Directors shall fix in advance a date, not exceeding sixty nor less than ten calendar days preceding the date of any meeting of the stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE II.

Directors

Section 1. The business and property of the Corporation shall be managed and controlled by a board of sixteen directors. This number may be changed from time to time by amendment of these By-Laws, but the term of office of no director shall be shortened after his or her election by reduction in the number of directors.

Upon election each director shall be the holder of at least two hundred shares of the Corporation’s capital stock. Within one year of election, each director shall be the holder of at least two thousand shares of capital stock and within three years of election shall be the holder of at least six thousand shares of capital stock. In the event the number of shares of capital stock is increased at any time after February 11, 1997, by a stock split, stock dividend, or by any other extraordinary distribution of shares, the above share ownership requirements shall be proportionately adjusted. The director, upon ceasing to hold the required number of shares, shall cease to be a director.

The directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and shall have qualified.

Section 2. Regular meetings of the Board of Directors shall be held at such times and at such places as may from time to time be fixed by resolution of the Board of Directors. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board or of the Vice Chairman of the Board or of the President or of three directors. Oral, telegraphic or written notice of the time and place of a special meeting shall be duly served on, or given or sent or mailed to, each director not less than two calendar days before the meeting. An organizational meeting of the Board of Directors shall be held, of which no notice shall be necessary, as soon as convenient after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors held at the times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in writing.

Section 3. Six members of the Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum.

Section 4. Any vacancy occurring among the directors may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors at the time in office; provided that in case of an increase in the number of directors pursuant to an amendment to these By-Laws made by the stockholders, the stockholders may fill the vacancy or vacancies so created at the meeting at which such amendment is effected or may authorize the Board of Directors to fill such vacancy or vacancies.

Section 5. The Board of Directors, by an affirmative vote of a majority of the members of the Board of Directors at the time in office, may appoint an Executive Committee to consist of such directors as the Board of Directors may from time to time determine. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all of the powers vested in the Board of Directors, except as otherwise provided by law. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary, unless the Board of Directors shall otherwise provide. A majority of the members of the Executive Committee at the time in office shall constitute a quorum for the transaction of business. A record shall be kept of all proceedings of the Executive Committee, which shall be submitted to the Board of Directors at or before the next succeeding meeting of the Board of Directors.

Section 6. The Board of Directors may appoint one or more other committees, to consist of such number of the directors and to have such powers as the Board of Directors may from time to time determine. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.

Section 7. In addition to reimbursement of reasonable expenses incurred in attending meetings or otherwise in connection with his or her attention to the affairs of the Corporation, each director as such, as Chairman or Vice Chairman of the Board and as a member of the Executive Committee or of any other committee of the Board of Directors, shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors, in the form either of fees for attendance at meetings of the Board of Directors and committees thereof or annual retainers, or both; but no director who receives a salary or other remuneration as an employee of the Corporation or any subsidiary thereof shall receive any additional remuneration as a director or member of any committee of the Board of Directors.

Section 8. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 90 days prior to such meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made and (ii) in the case of a special meeting of stockholders, not less than 60 days nor more than 90 days prior to the date of the special meeting, or the 10th day following the day on which public announcement of the date of the meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth:

(d) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(e) as to the stockholder giving the notice

(i)	the name and address, as they appear on the Corporation’s books, of such stockholder and any Stockholder Associated Person (defined below) covered by clause (ii) below and

(ii)	(A) the class and number of shares of the Corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the Corporation’s securities; (B) a description of any agreement, arrangement or understanding between or among such stockholder and any Stockholder Associated Person, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination; (C) any derivative positions (including any agreement, arrangement or understanding, regardless of the form of settlement, of any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, any such nominee, or any Stockholder Associated Person with respect to the Corporation’s securities; (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; and (E) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination.

If requested by the Corporation, the information required under Section 8(e)(ii)(A), (B) and (C) of the above shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 8, provided, however, that any references in these By-Laws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 8, and compliance with Section 8(c) shall be the exclusive means for a stockholder to make nominations.

“Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation which are also owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Section 9. Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) if at an annual meeting of stockholders, by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 9, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 9. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 90 days prior to such meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(d) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment);

(e) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person covered by clauses (f) and (g) below;

(f) (i) the class and number of shares of the Corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the Corporation’s securities; (ii) a description of any agreement, arrangement or understanding between or among such stockholder and any Stockholder Associated Person, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of other business; (iii) any derivative positions (including any agreement, arrangement or understanding, regardless of the form of settlement, of any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities; (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such other business before the meeting; and (v) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends to (X) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (Y) otherwise to solicit proxies from stockholders in support of such proposal; and

(g) any material interest of the stockholder or any Stockholder Associated Person in such business.

If requested by the Corporation, the information required under Section 9(f)(i), (ii) and (iii) of the above shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such other proposed business, such business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 9, provided, however, that any references in these By-Laws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to any other business to be considered pursuant to this Section 9, and compliance with Section 9(c) shall be the exclusive means for a stockholder to make submit other business other than as provided in the next sentence. Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 9 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended from time to time, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

ARTICLE III.

Officers

Section 1. The Board of Directors, at its organizational meeting or as soon as may be after the election of directors held in each year, shall elect one of its number Chairman of the Board and one of its number President, and shall also elect a Secretary and a Treasurer, and from time to time may elect or appoint one of its number Vice Chairman of the Board, one or more Vice Presidents, a Controller, and such Assistant Secretaries, Assistant Treasurers and other officers, agents and employees as it may deem proper. More than one office may be held by the same person.

Section 2. The term of office of all officers shall be until the next organizational meeting of the Board of Directors or until their respective successors are elected and have qualified, but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Board of Directors at the time in office.

Any other employee of the Corporation, whether appointed by the Board of Directors or otherwise, may be removed at any time by the Board of Directors or by any committee or officer or employee upon whom such power of removal may be conferred by the By-Laws or by the Board of Directors.

The Board of Directors shall have power to fill for the unexpired term any vacancy which shall occur in any office by reason of death, resignation, removal or otherwise.

Section 3. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as shall from time to time be prescribed by the Board of Directors.

The Vice Chairman of the Board shall in the absence of the Chairman of the Board preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as shall from time to time be prescribed by the Board of Directors or the Chairman of the Board.

The President shall be the Chief Executive Officer of the Corporation and shall perform such duties as are usually performed by that officer; he shall, in the absence of the Chairman and Vice Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors; and shall perform such other duties as shall from time to time be prescribed by the Board of Directors.

The other officers of the Corporation shall have such powers and shall perform such duties as generally pertain to their offices respectively, as well as such powers and duties as shall from time to time be conferred by the Board of Directors.

ARTICLE IV.

Indemnification of Directors and Others

Section 1. The Corporation shall indemnify to the full extent from time to time permitted by law any present, former or future director, officer, or employee (“Corporate Agent”) made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, including by or in the right of the Corporation (“Proceeding”), by reason of the fact that such person is or was a Corporate Agent of the Corporation or any subsidiary of the Corporation or, while serving as a Corporate Agent of the Corporation or any subsidiary of the Corporation, serves or served another enterprise (including, without limitation, any sole proprietorship, association, corporation, partnership, joint venture or trust), whether or not for profit, at the request of the Corporation as a director, officer, employee or agent thereof (including service with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation), against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such Proceeding or any appeal therein. No indemnification pursuant to this Article IV shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

Section 2. Expenses incurred in connection with a Proceeding shall be paid by the Corporation for any Corporate Agent of the Corporation in advance of the final disposition of such Proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such an undertaking shall not, however, be required of a nonparty witness.

Section 3. The foregoing indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person indemnified may be entitled.

Section 4. The rights provided to any person by this Article IV shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a Corporate Agent. No elimination of or amendment to this Article IV shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to such elimination or amendment. The rights provided to any person by this Article IV shall inure to the benefit of such person’s legal representative and shall be applicable to Proceedings commenced or continuing after the adoption of this Article IV, whether arising from acts or omissions occurring before or after such adoption.

Section 5. The Corporation’s Board of Directors may from time to time delegate

(i) to a Committee of the Board of Directors of the Corporation or to independent legal counsel the authority to determine whether a Director or officer of the Corporation, and

(ii) to one or more officers of the Corporation the authority to determine whether an employee of the Corporation or any subsidiary, other than a Director or officer of the Corporation,

is entitled to indemnification or advancement of expenses pursuant to, and in accordance with, applicable law and this Article IV, subject to such conditions and limitations as the Board of Directors may prescribe.

ARTICLE V.

Fiscal Year

The fiscal year shall begin in each calendar year on the Monday following the Sunday which is nearest to July 31, and shall end on the Sunday which is nearest to July 31 of the following year.

ARTICLE VI.

Corporate Seal

The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which seal shall be in the charge of the Secretary; provided that the use of a facsimile of such seal is hereby authorized.

ARTICLE VII.

Amendment

The Board of Directors shall have the power to make, amend and repeal the By-Laws of the Corporation by a vote of a majority of the members of the Board of Directors at the time in office at any regular or special meeting of the Board of Directors. The stockholders, by a majority of the votes cast at a meeting of the stockholders, may adopt, alter, amend or repeal the By-Laws, whether made by the Board of Directors or otherwise.

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